FORM OF SUBADVISORY AGREEMENT
                  GROWTH/VALUE FUND AND AGGRESSIVE GROWTH FUND

Mastrapasqua & Associates, Inc.
814 Church Street
Nashville, TN 37203

Gentlemen:

         Touchstone Strategic Trust (the "Trust") is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and subject to the rules and regulations promulgated thereunder. The Trust's shares of beneficial interest are divided into separate series or funds. Each such share of a fund represents an undivided interest in the assets, subject to the liabilities, allocated to that fund. Each fund has separate investment objectives and policies. The _________________ Fund (the "Fund") has been established as a series of the Trust.

         Touchstone Advisors, Inc. (the "Manager") acts as the investment manager for the Fund pursuant to the terms of an Investment Advisory Agreement. The Manager is responsible for the coordination of investment of the Fund's assets in portfolio securities. However, specific portfolio purchases and sales for the investment portfolio of the Fund are to be made by advisory organizations recommended by the Manager and approved by the Board of Trustees of the Trust.

         1. APPOINTMENT AS AN ADVISOR. The Trust being duly authorized hereby appoints and employs Mastrapasqua & Associates, Inc. (the "Advisor") as the discretionary portfolio manager of the Fund, on the terms and conditions set forth herein.

         2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. The Advisor accepts the appointment as the discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Fund in accordance with the provisions of this Agreement.

         3. PORTFOLIO MANAGEMENT SERVICES OF ADVISOR. The Advisor is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and sell securities of the Fund, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof. In providing portfolio management services to the Fund, the Advisor shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to the Advisor, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, the provisions of Schedule A hereto and instructions from the Manager. The Advisor is not authorized by the Fund to take any action, including the purchase or sale of securities for the Fund, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Advisor shall maintain on behalf of the Fund the records listed in Schedule A hereto (as amended from time to time). At the Trust's reasonable request, the Advisor will consult with the Manager with respect to any decision made by it with respect to the investments of the Fund.

         4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust will provide the Advisor with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Trust's registration statement under the Act and the Securities Act of 1933, and any instructions adopted by the Board of Trustees supplemental thereto. The Trust will provide the Advisor with such further information concerning the investment objectives, policies and restrictions applicable thereto as the Advisor may from time to time reasonably request. The Trust retains the right, on written notice to the Advisor from the Trust or the Manager, to modify any such objectives, policies or restrictions in any manner at any time.

   5. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by the Custodian, or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund, and the Advisor shall not have possession or custody thereof. If the Manager has authorized the Advisor to place orders for portfolio transactions of the Fund, the Advisor shall advise the Custodian and confirm in writing to the Trust and to the Manager all investment orders for the Fund placed by it with brokers and dealers. The Advisor shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Advisor. It shall be the responsibility of the Advisor to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

         6. ALLOCATION OF BROKERAGE. When so authorized by the Manager, the Advisor shall have the authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor, and for the selection of the markets on or in which the transactions will be executed.

                  A. In doing so, the Advisor will give primary consideration to securing the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Consistent with this policy, the Advisor may select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the other accounts over which it exercises investment discretion. It is understood that neither the Trust, the Manager nor the Advisor have adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Manager and/or the Advisor have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, if so authorized by the Manager, the Advisor is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice, provided that the Manager determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Manager's overall responsibilities with respect to the Fund and to the other accounts over which it exercises investment discretion. It is understood that although the information may be useful to the Trust, the Manager and the Advisor, it is not possible to place a dollar value on such information. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution, the Manager may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions of the Fund.

   On occasions  when the Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Advisor, if so authorized by the Manager and to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund with respect to the Fund and to such other clients.

   For each fiscal quarter of the Fund, the Advisor shall prepare and render reports to the Manager and the Trust's Board of Trustees of the total brokerage business placed by the Advisor and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b)(9) under the Act.

                  B. Advisor agrees that it will not execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust, the Manager or the Advisor without the prior approval of the Manager. The Manager agrees that it will provide the Advisor with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Advisor.

         7. PROXIES. The Trust will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. At the Fund's request, the Advisor shall provide the Trust with its recommendations as to the voting of such proxies.

         8. REPORTS TO THE ADVISOR. The Trust will provide the Advisor with such periodic reports concerning the status of the Fund as the Advisor may reasonably request.

         9. FEES FOR SERVICES. For the services provided to the Fund, the Manager shall pay the Advisor a fee equal to the annual rate of 60/100 of 1% of the average value of the daily net assets of the Fund up to and including $50,000,000, 50/100 of 1% of the next $50 million of such assets, 40/100 of 1% of the next $100 million of such assets, and 35/100 of 1% of such assets in excess of $200,000,000.

         The Advisor's fees shall be payable monthly within ten days following the end of each month. Pursuant to the provisions of the Investment Advisory Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Advisor, and the Trust shall not be obligated to the Advisor with respect to its compensation.

         10. OTHER INVESTMENT ACTIVITIES OF THE ADVISOR. The Trust acknowledges that the Advisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Advisor, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that the Advisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other
Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that the Advisor acts in good faith, and provided further, that it is the Advisor's policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. The Advisor shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

         11. CERTIFICATE OF AUTHORITY. The Trust, the Manager and the Advisor shall furnish to each other from time to time certified copies of the resolutions of their Board of Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Fund, the Manager and/or the Advisor.

         12. LIMITATION OF LIABILITY. The Advisor (including its directors, officers, shareholders, employees, control persons and affiliates of any thereof) shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from the reckless disregard by the Advisor of its obligations and duties under this Agreement ("disabling conduct"). However, the Advisor will not be indemnified for any liability unless (1) a final decision is made on the merits by a court or other body before whom the proceeding was brought that the Advisor was not liable by reason of disabling conduct, or (2) in the absence of such a decision, a reasonable determination is made, based upon a review of the facts, that the Advisor was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of trustees who are neither "interested persons" of the Trust as defined in the Act nor parties to the proceeding ("disinterested, non-party trustees"), or (b) an independent legal counsel in a written opinion.

The Fund will advance attorneys' fees or other expenses incurred by the Advisor in defending a proceeding, upon the undertaking by or on behalf of the Advisor to repay the advance unless it is ultimately determined that the Advisor is entitled to indemnification, so long as the Advisor meets at least one of the following as a condition to the advance: (1) the Advisor shall provide a security for its undertaking, (2) the Fund shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Advisor ultimately will be found entitled to indemnification. Any person employed by the Advisor who may also be or become an employee of the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as the Advisor's employee or agent.

   13. CONFIDENTIALITY. Subject to the duty of the Advisor and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Advisor and the Trust in respect thereof.

      14. ASSIGNMENT. No assignment of this Agreement shall be made by the Advisor, and this Agreement shall terminate automatically in the event of such assignment. The Advisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Advisor.

      15. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

               A. The Advisor has been duly appointed by the Board of Trustees of the Trust to provide investment services to the Fund as contemplated hereby.

               B. The Trust will deliver to the Advisor a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Fund and such other information as is necessary for the Advisor to carry out its obligations under this Agreement.

               C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Fund by applicable laws and regulations.

         16. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ADVISOR. The Advisor represents, warrants and agrees that:

               A. The Advisor is registered as an "investment advisor" under the Investment Advisors Act of 1940.

               B. The Advisor will maintain, keep current and preserve on behalf of the Fund, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. The Advisor agrees that such records (unless otherwise indicated on Schedule A) are the property of the Trust, and will be surrendered to the Trust promptly upon request.

               C. The Advisor will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Manager or the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code and applicable state securities laws.

                  D. The Advisor will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the president or a vice president of the Advisor shall certify to the Trust that the Advisor has complied with the requirements of Rule 17j-1 during the previous year and that there have been no violations of the Advisor's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Advisor shall submit to the Trust the reports required to be made to the Advisor by Rule 17j-1(c)(1).

                  E. The Advisor will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Trust and to the Manager.

                  F. Upon request of the Trust, the Advisor will provide assistance to the Custodian in the collection of income due or payable to the Fund. With respect to income from foreign sources, the Advisor will undertake any reasonable procedural steps required to reduce, eliminate or reclaim non-U.S. withholding taxes under the terms of applicable United States income tax treaties.

                  G. The Advisor will immediately notify the Trust and the Manager of the occurrence of any event which would disqualify the Advisor from serving as an investment advisor of an investment company pursuant to Section 9(a) of the Act or otherwise.

         17. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Advisor and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Board of Trustees and the shareholders of the Fund in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the Act with respect to approval of amendments to this Agreement.

         18. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date of its execution and shall remain in force until _________, 2001 and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust, the Manager or the Advisor, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

         19. TERMINATION. This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty (60) days' written notice to the other, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other.

         20. SHAREHOLDER LIABILITY. The Advisor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Fund and its assets. The Advisor agrees that it shall not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

         21. DEFINITIONS. As used in paragraphs 14 and 18 of this Agreement, the terms "assignment," interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

         22. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Ohio.

TOUCHSTONE ADVISORS, INC.                   TOUCHSTONE STRATEGIC TRUST



By:_______________________________          By:__________________________
Title: President                            Title: President

Date: __________, 2000                      Date: _____________, 2000


                                   ACCEPTANCE

         The foregoing Agreement is hereby accepted.

                                            MASTRAPASQUA & ASSOCIATES, INC.


                                             By:______________________________
                                             Title:
                                             Date: _______________, 2000

                                   SCHEDULE A

                     RECORDS TO BE MAINTAINED BY THE ADVISOR
                     ----------------------------------------

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases and sales, given by the Advisor on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

         A.       The name of the broker;

         B. The terms and conditions of the order and of any modification or cancellation thereof;

         C.       The time of entry or cancellation;

         D.       The price at which executed;

         E.       The time of receipt of a report of execution; and

         F. The name of the person who placed the order on behalf of the Fund.

2. (Rule 31a-1(b)(9)) A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

         A.       Shall include the consideration given to:

                  (i)   The sale of shares of the Fund by brokers or dealers.

                  (ii) The supplying of services or benefits by brokers or dealers to:

                         (a)   The Trust;

                         (b)   the Manager;

                         (c)   the Advisor;

                         (d)   any other portfolio advisor of the Trust; and

                         (e)   any person affiliated with the foregoing persons.

                  (iii)  Any  other   consideration  other  than  the  technical
                         qualifications of the brokers and dealers as such.

         B. Shall show the nature of the services or benefits made available.

         C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

         D.       The  name  of  the   person   responsible   for   making   the
                  determination   of  such   allocation  and  such  division  of
                  brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisors by rules adopted under Section 204 of the Investment Advisors Act of 1940, to the extent such records are necessary or appropriate to record the Advisor's transactions with respect to the Fund.
-----------------

         *Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or portfolio advisor reviews.